Exhibit 99.1

American Land Lease

Supplemental Operating and Financial Data

For the Quarter Ended March 31, 2004

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This Supplemental Operating and Financial Data is not an offer to sell or a solicitation to buy any of the securities of the Company. Any offers to sell or solicitations to buy any of the Company securities of the Company shall be made by means of a prospectus.

AMERICAN LAND LEASE, INC.

SUPPLEMENTAL INFORMATION

FOR THE QUARTER ENDED MARCH 31, 2004

American Land Lease Announces First Quarter 2004 Financial Results

24% Increase in Funds From Operations per share over 2003

CLEARWATER, Fla., April 29, 2004 /PRNewswire/ — American Land Lease, Inc. (NYSE: ANL - news) today released results for first quarter 2004.

Please refer to the Supplemental Information which the Company also released today for definitions of measures of performance not determined in accordance with generally accepted accounting principles (“non-GAAP”) and reconciliation of non-GAAP measures to measures determined in accordance with generally accepted accounting principles (“GAAP”).

Summary Financial Results

First Quarter

•	Diluted Earnings Per Share (“Diluted EPS”) were $0.33 for the three-month period ended March 31, 2004 as compared to $0.26 from the same period one year ago, an increase of 26.9% on a per share basis.

•	Funds from Operations (“FFO”; a non-GAAP financial measure defined in the Supplemental Information) were $3.4 million, or $0.41 per diluted common share, for the quarter compared to $2.6 million, or $0.33 per diluted common share from the same period one year ago, an increase of 24.2% on a per share basis.

•	Unit volume in home sales was 91 new home closings, including 89 new homes sold on expansion home sites. This compares with 98 new home closings in first quarter 2003.

•	“Same Store” results provided a revenue increase of 9.4%, an expense increase of 5.3% and an increase of 11.6% in Net Operating Income (“NOI”).

•	“Same Site” results provided a revenue increase of 2.9%, an expense increase of 2.5% and an increase of 3.1% in NOI.

Supplemental Information

The full text of this press release and Supplemental Information are available upon request or through the Company’s web site at www.americanlandlease.com.

Management Comments

Bob Blatz, President of American Land Lease, commented, “We are pleased to report results for the first quarter 2004. The impact of newly leased sites continues to drive the out performance of our same store growth rate while our focus on senior communities continues to provide stable growth in our core business.”

“Our home sales unit volume dropped as compared to first quarter 2003 – but total revenue for home sales was above that of a year ago. As we look at our long term goals for our communities, we are encouraged that the average home sales price reached

$100,000. Our backlog is up over the prior year so we continue to see growth in the volume and quality of our home sales as a driver for improved results. Both our occupied communities and new homes offered for sale performed well in the current market.”

Dividend Declaration

On April 28, 2004, the Board of Directors declared a regular first quarter dividend of $0.25 per share payable on May 27, 2004, to stockholders of record on May 12, 2004. The Company has suspended its dividend reinvestment plan as of the current quarter.

The Board of Directors reviews the dividend policy quarterly. The Company’s dividend is set quarterly and is subject to change or elimination at any time. The Company’s primary financial objective is to maximize long term, risk adjusted returns on investment for shareholders. While the dividend policy is considered within the context of this objective, maintenance of past dividend levels is not a primary investment objective of the Company and is subject to numerous factors including the Company’s profitability, capital expenditure plans, obligations related to principal payments and capitalized interest, and the availability of debt and equity capital at terms deemed attractive by the Company to finance these expenditures. The Company’s net operating loss may be used to offset all or a portion of its real estate investment trust (“REIT”) taxable income, which may allow the Company to reduce or eliminate its dividends and still maintain its REIT status.

Operational Results

First Quarter Property Operations

First quarter revenue from property operations was $7,436,000 as compared to $6,719,000 in the same period one year ago, a 10.7% increase. First quarter property operating expenses totaled $2,857,000 as compared to $2,650,000 in the same period one year ago, a 7.8% increase. The Company realized significant increases in rental income driven by annual rental rate increases, the absorption of new home sites as a result of its home sales efforts and the acquisition of one community during fourth quarter 2003. Property operating expenses increased in the first quarter 2004 as compared to the same period in the prior year driven primarily by increases in labor and benefit costs, the acquisition of one community during the fourth quarter 2003, utility costs including heating fuel and waste water treatment, and property management overhead, offset by decreases in tenant related legal costs. The combination of increased revenue and expenses resulted in an overall improvement in property operating margins before depreciation expense from 60.6% in the prior year’s first quarter to 61.6% in the first quarter 2004.

First Quarter “Same Store” Results

First quarter “same store” results reflect the results of operations for properties and golf courses owned for both the first quarter of 2004 and the prior year periods. The same store properties account for 98% of the property operating revenues for the first quarter of 2004. We believe that same store information provides insights as to the changes in profitability for properties owned during both reporting periods that could not be obtained from a review of the consolidated income statement in periods where properties are acquired. A reconciliation of “same store” operating results reported below to total property revenues and property expenses, as determined under GAAP, can be found in the Supplemental Information, page 29.

The same store increases are as follows:

1Q04
Revenue	9.4%
Expense	5.3%
Net Operating Income	11.6%

We derive our increase in property revenue (i) from increases in rental rates and other charges at our properties and (ii) through the origination of leases on expansion home sites (“absorption”). “Same site” results reflect the results of operations excluding those sites leased subsequent to the beginning of the prior year period. We believe that “same site” information provides the ability to understand the changes in profitability without the growth related to the newly leased sites. Our presentation of same site results is a non-GAAP measure and should not be considered in isolation from, and is not intended to represent an alternative measure to, operating income or cash flow or any other measure of performance as determined in accordance with GAAP.

We calculate absorption revenues as the rental revenue recognized on sites leased subsequent to the beginning of the prior year period. We estimate that 50% of the increase in expenses over the prior year period is attributable to newly leased sites in our calculation of same site results. We believe that the allocation of expenses between same site and absorption is an appropriate allocation between fixed and variable costs of operating our properties.

Our same site, absorption, golf operations and total same store results for first quarter are as follows:

	Same Site Rental	Absorption	Same Site Golf	Same Store
Revenue	2.9%	5.5%	1.0%	9.4%
Expense	2.5%	2.5%	0.3%	5.3%
NOI	3.1%	7.0%	1.5%	11.6%

A reconciliation of same site and same store operating results used in the above calculations to total property revenues and property expenses, as determined under GAAP, for the three months ended March 31, 2004 and 2003 can be found in the Supplemental Information, page 29.

First Quarter Home Sales Operations

First quarter 2004 new home sales unit volume was 91 closings, a 7.1% decrease from the 98 closings in the same period in the prior year. Average selling price per home was $100,000 as compared to $79,000 in the same period in the prior year, a 26.6% increase. The decrease in closings compared to the same period in the prior year was balanced across the Company’s expansion communities, with increases in six communities and decreases in six communities. Brokerage profits were up 39.3% as compared with the same period in the prior year driven by an increase in the number of transactions. Selling gross margins, excluding brokerage activities, improved to 33.2% in the quarter as compared to 26.7% in the same period in the prior year. This increase was driven by increased selling prices, increased manufacturer rebates associated with higher purchasing volumes, and sales of upgrades to base home models. These increases in revenue and cost savings were offset by increases in cost of homes purchased. Selling costs as a percentage of sales revenue increased from 23.2% in the prior year’s period to 25.2% in the first quarter of 2004, reflecting additional investments in personnel and advertising in support of a higher operating level for the business. The backlog of contracts for closing stood at 164 home sales, an increase of 15 contracts from the same period in the prior year.

The Company remains committed to its program of generating revenue growth through new lease originations in its existing portfolio. The home sales business continues to provide the Company with additional earning home sites that have a greater return on investment than is currently available through the purchase of occupied communities.

Summary of home sales activity:

	Quarter ended March 31, 2004	Quarter ended March 31, 2003
New home closings	91	98
New home contracts	168	177
Home resales	12	14
Brokered home sales	79	45
New home contract backlog	164	149

Other Income

During the quarter, the Company realized the remaining value of a retained residual interest in a bond securitization asset from its prior bond business. This income was recorded as other income, totaled $0.03 per diluted common share and OP unit for the quarter, and will not recur in future periods.

Outlook for 2004

The table below summarizes the Company’s projected financial outlook for 2004 as of the date of this release and is based on the estimates and assumptions disclosed in this and previous press releases:

Full Year 2004 Projected
FFO	$1.40 to $1.60
AFFO	$1.28 to $1.44
Diluted EPS	$1.03 to $1.24
Same Store Sales
Revenue Growth	5.0% to 9.0%
Expense Growth	4.5% to 7.5%
NOI Growth	6.0% to 9.5%
Home Sales Operating Income	$2,000,000 to $3,250,000
General and Administrative Expenses	$3,200,000 to $3,700,000
Other Income	$210,000 to $280,000
Capital Replacements (per site)	$115 to $135
Depreciation	$2,900,000 to $3,200,000

Based on the outlook provided above, the Company is projecting a reduction in Diluted EPS from $1.24 for the year ended December 31, 2003. The reduction is a result of the gains on sale of real estate in 2003 ($0.12) that are not expected to recur in 2004.

A portion of the Company’s earnings is from the sale of new homes on expansion home sites in its developing communities. The earnings from the new home sales are subject to greater volatility than the earnings from rental property activities. The Company’s earnings estimates would be impacted positively by increases in the unit volume of new home sales or increases in the gross margins from new home sales. Conversely, decreases in the unit volume of new home sales or decreases in the gross margins from new home sales would negatively impact the Company’s earnings estimates. Home sales volume is dependent upon a number of factors, including consumer confidence and consumer access to financing sources for home purchases and the sale of their current home.

The Company’s projected results for 2004 include increased corporate governance costs based upon current estimates of the cost of compliance. Non-employee director compensation continues to be paid in stock and all stock based compensation is expensed within the 2004 projections. The Company’s earnings estimates would be adversely impacted by the increased cost of compliance with regulations and laws applicable to public companies and financial reporting.

The financial and operating projections provided in this release are the result of management’s consideration of past operating performance, current and anticipated market conditions and other factors that management considers relevant from its past experience

Development Activity

The Company completed development of its new subdivision at Savanna Club, “Eagles Retreat,” that provides an additional 216 developed home sites available for immediate occupancy.

In addition, in response to increased activity at “The Bluffs,” a new subdivision within the Riverside Club Community, the Company accelerated construction of the next phase that will provide 148 developed home sites available for immediate occupancy.

Construction began for subdivisions at the Royal Palm and Brentwood communities that will provide an additional 162 home sites for immediate occupancy in third quarter 2004. Planning and permitting a subdivision at an additional community continued during the quarter.

American Land Lease, Inc. is a REIT that holds interests in 29 manufactured home communities with 6,663 operational home sites, 1,065 developed expansion sites, 1,267 undeveloped expansion sites and 129 recreational vehicle sites.

Some of the statements in this press release, as well as oral statements made by the Company’s officials to analysts and stockholders in the course of presentations about the Company and conference calls following quarterly earnings releases, constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include projections of the Company’s cash flow, dividends and anticipated returns on real estate investments. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include: general economic and business conditions; interest rate changes, financing and refinancing risks; risks inherent in owning real estate; future development rate of home sites; competition; the availability of real estate assets at prices which meet the Company’s investment criteria; the Company’s ability to reduce expense levels, implement rent increases, use leverage and other risks set forth in the Company’s Securities and Exchange Commission filings.

Management will hold a teleconference call, Monday, May 3, 2004 at 4:00 p.m. Eastern Standard Time to discuss first quarter 2004 results. You can participate in the conference call by dialing, toll-free, (800) 374-5458 approximately five minutes before the conference call is scheduled to begin and indicating that you wish to join the American Land Lease first quarter 2004 results conference call. If you are unable to participate at the scheduled time, this information will be available for recorded playback from 5:30 p.m. EST, May 3, 2004 until midnight on May 10, 2004. To access the replay, dial toll free, (800) 642-1687 and request information from conference ID 7205266.

Contact:	Robert G. Blatz, President (727) 726-8868
Shannon E. Smith, Chief Financial Officer (727) 726-8868

SOURCE: American Land Lease, Inc.

GLOSSARY

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASUREMENTS Financial and operational measurements found in the Earnings Release and Supplemental Information include certain non-GAAP financial measurements standardly used by American Land Lease management. Measurements include Funds from Operations (“FFO”), which is an industry-accepted measurement as based on the definition of the National Association of Real Estate Investment Trusts (NAREIT). These terms are defined below and, where appropriate, reconciled to the most comparable Generally Accepted Accounting Principles (GAAP) measurements on the accompanying supplement schedules.

FUNDS FROM OPERATIONS (“FFO”): is a commonly used term defined by NAREIT as net income (loss), computed in accordance with GAAP, excluding gains and losses from extraordinary items, dispositions of depreciable real estate property, disposals of discontinued operations, net of related income taxes, plus real estate related depreciation and amortization (excluding amortization of financing costs), including depreciation for unconsolidated real estate partnerships, joint ventures and discontinued operations. American Land Lease calculates FFO based on the NAREIT definition, as further adjusted for the minority interest in the American Land Leases’s operating partnership (Asset Investors Operating Partnership). This supplemental measure captures real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets such as machinery, computers or other personal property. There can be no assurance that American Land Lease’s method for computing FFO is comparable with that of other real estate investments trusts.

ADJUSTED FUNDS FROM OPERATIONS (“AFFO”): is FFO less both Capital Replacement expenditures and Capital Enhancement expenditures. Similar to FFO, AFFO captures real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property, and AFFO also reflects that Capital Replacements are necessary to maintain the associated real estate assets.

SAME STORE RESULTS: represent an operating measure that is used commonly to describe properties that have been in the portfolio for a period of time and therefore serve as a good basis upon which to review comparative performance data. American Land Lease’s definition of Same Store communities are communities that are owned during both the current and comparable prior year period.

SAME SITE RESULTS: represent an operating measure that is used to describe homesites that have been in the portfolio for a period of time and therefore serve as a good basis upon which to review comparative performance data. American Land Lease’s definition of Same Site is individual homesites that were operational during both the current and comparable prior year period. Absorbed incremental homesites are not included in this calculation.

OPERATIONAL HOME SITE: represents those sites within our portfolio that are/or have been leased to a tenant. Operational Home Sites and their relative occupancy provide a measure of stabilized portfolio status.

DEVELOPED HOME SITE: represents those sites within our portfolio that have not been occupied, but for which a majority of the infrastructure has been completed.

UNDEVELOPED HOME SITE: represent those sites within our portfolio that have not been fully developed and require construction of substantial lateral improvements such as roads.

CAPITAL REPLACEMENT: represents capitalized spending which maintains a property. American Land Lease generally capitalizes spending for items that cost more than $250 and have a useful life of more than one year. A common example is street repaving. This spending is better considered a recurring cost of preserving an asset rather than as an additional investment. It is a cash proxy for depreciation.

CAPITAL ENHANCEMENT: represents capitalized spending which adds a material feature increases overall community value or revenue source. An example is the addition of a marina facility to an existing community.

USED HOME SALE: represents the sale of a home previously owned by a third party and where American Land Lease has acquired title through an eviction proceeding or through purchase from a third party.

GROSS DISTRIBUTION PAYOUT RATIO: This is calculated as the dividend per share divided by FFO and AFFO per share, respectively.

DISTRIBUTION PAYOUT RATIO NET OF DRIP: this is calculated as dividend per share less amounts reinvested pursuant to the dividend reinvestment plan divided by FFO and AFFO per share, respectively.

American Land Lease – Selected Properties

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Riverside Clubhouse

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Riverside Club Pool

Riverside Club – Ruskin, Florida

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Riverside Home

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Riverside Home

Savanna Club – Port St. Lucie, Florida

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Savanna Clubhouse

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Savanna Streetcape

Savanna Club Home

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Savanna Club Home

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Savanna Club Home

Desert Harbor - Apache Junction, Arizona

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Desert Harbor - Entrance

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Desert Harbor - Home

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Desert Harbor - Home

Forest View Estates – Homosassa, Florida

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Forest View Clubhouse

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Forest View Home

Royal Palm – Haines City, Florida

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Royal Palm Clubhouse

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Royal Palm Home

Lost Dutchman – Apache Junction, Arizona

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Lost Dutchman Recreation Area

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Lost Dutchman Home

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

	As of
	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
ASSETS
Real Estate	$209,849	$204,777	$198,806	$192,099	$186,427
Less accumulated depreciation	(20,779)	(20,112)	(19,453)	(18,825)	(18,214)
Real estate under development	42,223	41,413	36,669	38,429	40,081

Total Real Estate	231,293	226,078	216,022	211,703	208,294
Cash and cash equivalents	776	2,064	3,077	978	2,422
Inventory	11,330	10,403	10,335	12,192	11,689
Investments in unconsolidated real estate partnerships	—	—	—	1,692	1,687
Other Assets	8,566	8,162	8,774	8,242	8,954
Assets held for sale	361	389	418	599	791

Total Assets	$252,326	$247,096	$238,626	$235,406	$233,837

LIABILITIES AND EQUITY
Liabilities
Secured long-term notes payable	$118,478	$119,194	$111,236	$110,906	$103,588
Secured short-term financing	13,495	10,659	8,921	10,188	17,228
Accounts payable and accrued liabilities	9,883	8,423	10,310	8,254	7,643
Liabilities related to assets held for sale	4	5	7	10	11

Total Liabilities	141,860	138,281	130,474	129,358	128,470
Minority Interest in Operating Partnership	14,319	14,014	13,849	13,815	13,320
STOCKHOLDER’S EQUITY
Preferred Stock, par value $.01 per share; 1,000 shares authorized no shares issues or outstanding	—	—	—	—	—
Common Stock, par value $.01 per share; 12,000 shares authorized	90	88	88	88	87
Additional paid-in-capital	285,207	282,818	282,719	282,246	281,607
Notes receiveable from officers re common stock purchases	(785)	(799)	(814)	(833)	(845)
Deferred compensation re restricted stock	(3,049)	(1,354)	(1,487)	(1,642)	(1,033)
Dividends in excess of accumulated earnings	(158,704)	(159,340)	(159,591)	(161,014)	(161,157)
Treasury stock at cost	(26,612)	(26,612)	(26,612)	(26,612)	(26,612)

Total Stockholders’ Equity	96,147	94,801	94,303	92,233	92,047

Total Liabilities and Stockholders’ Equity	$252,326	$247,096	$238,626	$235,406	$233,837

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003
RENTAL PROPERTY OPERATIONS
Rental and other property revenues	$7,033	$6,698	$6,428	$6,366	$6,381
Golf course operating revenues	403	196	120	173	338

Total property operating revenues	7,436	6,894	6,548	6,539	6,719
Property operating expenses	(2,549)	(2,414)	(2,315)	(2,297)	(2,347)
Golf course operating expenses	(308)	(307)	(293)	(319)	(303)

Total property operating expenses	(2,857)	(2,721)	(2,608)	(2,616)	(2,650)
Depreciation	(709)	(699)	(662)	(660)	(649)

Income from rental property operations	3,870	3,474	3,278	3,263	3,420
SALES OPERATIONS
Home sales revenue	9,280	9,914	12,354	7,771	7,890
Cost of home sales	(6,204)	(6,968)	(8,920)	(5,531)	(5,784)

Gross profit on home sales	3,076	2,946	3,434	2,240	2,106
Commissions earned on brokered sales	185	142	151	117	126
Commissions paid on brokered sales	(100)	(73)	(74)	(60)	(65)

Gross profit on brokered sales	85	69	77	57	61
Selling and marketing expenses	(2,343)	(2,163)	(2,071)	(1,604)	(1,828)

Income (loss) from sales operations	818	852	1,440	693	339
General and administrative expenses	(911)	(754)	(687)	(661)	(618)
Interest and other income	272	31	47	150	296
Gain (loss) on sale of real estate	—	—	971	—	—
Interest expense	(1,360)	(1,382)	(1,344)	(1,371)	(1,284)
Equity in income of unconsolidated real estate partnerships	—	—	—	17	20

Income before minority interest in Operating Partnership	2,689	2,221	3,705	2,091	2,173
Minority interest in Operating Partnership	(323)	(265)	(443)	(247)	(261)

Income from continuing operations	2,366	1,956	3,262	1,844	1,912
DISCONTINUED OPERATIONS:
(Loss) Income from discontinued operations	8	21	(123)	17	(71)

NET INCOME	$2,374	$1,977	$3,139	$1,861	$1,841

Basic earnings from continuing operations	$0.34	$0.28	$0.47	$0.27	$0.28
Basic (loss) earnings from discontinued operations	—	—	(0.01)	—	(0.01)

Basic earnings per share	$0.34	$0.28	$0.46	$0.27	$0.27

Diluted earnings from continuing operations	$0.32	$0.27	$0.46	$0.26	$0.28
Diluted (loss) earnings from discontinued operations	—	—	(0.02)	—	(0.02)

Diluted earnings per share	$0.32	$0.27	$0.44	$0.26	$0.26

Weighted average common shares outstanding	6,938	6,914	6,890	6,866	6,839

Weighted average common shares and common share equivalents outstanding	7,301	7,202	7,131	7,056	6,951

Dividends paid per share	$0.25	$0.25	$0.25	$0.25	$0.25

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

DEBT ANALYSIS

(in thousands)

(unaudited)

	As of
	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003
DEBT OUTSTANDING
Mortgage Loans Payable - Fixed	$94,107	$94,819	$87,139	$87,805	$88,458
Mortgage Loans Payable - Floating	24,371	24,375	24,097	23,101	15,130
Floor Plan Facility	9,077	8,269	8,921	9,988	9,700
Line of Credit	4,418	2,390	—	200	7,528

Total Debt	$131,973	$129,853	$120,157	$121,094	$120,816

% FIXED/FLOATING
Fixed	71.3%	73.0%	72.5%	72.5%	73.2%
Floating	28.7%	27.0%	27.5%	27.5%	26.8%

Total	100.00%	100.00%	100.00%	100.00%	100.00%

AVERAGE INTEREST RATES
Mortgage Loans Payable - Fixed	7.1%	7.1%	7.2%	7.2%	7.2%
Mortgage Loans Payable - Floating	4.3%	4.8%	4.7%	4.8%	5.3%
Floor Plan Facility	6.1%	7.1%	7.5%	7.8%	6.9%
Line of Credit	3.1%	3.1%	3.1%	4.3%	4.3%

Total Weighted Average	6.5%	6.6%	6.7%	6.8%	6.8%

DEBT RATIOS
Debt/Total Market Cap(1)	44.1%	48.4%	44.8%	47.4%	50.5%
Debt/Gross Assets	52.3%	52.6%	50.4%	51.4%	51.7%

	December 31, 2004	December 31, 2005	December 31, 2006	December 31, 2007	December 31, 2008
MATURITIES
Mortgage Loans Maturities - Scheduled	2,246	3,186	3,414	3,945	3,886
Mortgage Loans Maturities - Balloon	—	854	—	10,865
Floor Plan Facility(2)	—	—	—	—	—

Total	$2,246	$4,040	$5,420	$14,810	$3,886

(1)	Computed based upon closing price as reported on NYSE as of the period ended.

(2)	Discretionary, non-committed facility whose individual advances mature at different dates between 360 and 540 days from advance date.

Contribution Margin to Net Income from Rental Property Operations and Home Sales

(in thousands)

(unaudited)

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AMERICAN LAND LEASE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

PER DILUTIVE SHARE

(unaudited)

	Three Months Ended
	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003
RENTAL PROPERTY OPERATIONS
Rental and other property revenues	$0.98	$0.93	$0.90	$0.90	$0.92
Golf course operating revenues	0.05	0.03	0.02	0.03	0.05

Total property operating revenues	1.03	0.96	0.92	0.93	0.97
Property operating expenses	(0.35)	(0.34)	(0.33)	(0.33)	(0.34)
Golf course operating expenses	(0.04)	(0.04)	(0.04)	(0.04)	(0.04)

Total property operating expenses	(0.39)	(0.38)	(0.37)	(0.37)	(0.38)
Depreciation	(0.10)	(0.10)	(0.09)	(0.10)	(0.10)

Income from rental property operations	0.54	0.48	0.46	0.46	0.49
SALES OPERATIONS
Home sales revenue	1.29	1.38	1.73	1.10	1.13
Cost of home sales	(0.86)	(0.97)	(1.25)	(0.78)	(0.83)

Gross profit on home sales	0.43	0.41	0.48	0.32	0.30
Commissions earned on brokered sales	0.02	0.02	0.02	0.02	0.02
Commissions paid on brokered sales	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)

Gross profit on brokered sales	0.01	0.01	0.01	0.01	0.01
Selling and marketing expenses	(0.33)	(0.30)	(0.29)	(0.23)	(0.26)

Income (loss) from sales operations	0.11	0.12	0.20	0.10	0.05
General and administrative expenses	(0.13)	(0.10)	(0.10)	(0.09)	(0.09)
Interest and other income	0.04	—	0.01	0.02	0.04
Gain (loss) on sale of real estate	—	—	0.14	—	—
Interest expense	(0.19)	(0.19)	(0.19)	(0.19)	(0.18)
Equity in income of unconsolidated real estate partnerships	—	—	—	—	—

Income before minority interest in Operating Partnership	0.37	0.31	0.52	0.30	0.31
Minority interest in Operating Partnership	(0.04)	(0.04)	(0.06)	(0.04)	(0.04)

Income from continuing operations	0.33	0.27	0.46	0.26	0.27
DISCONTINUED OPERATIONS:
(Loss) Income from discontinued operations	—	—	(0.02)	—	(0.01)

NET INCOME	$0.33	$0.27	$0.44	$0.26	$0.26

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

COMMON SIZE INCOME STATEMENT

AS A PERCENTAGE OF TOTAL RENTAL PROPERTY AND HOME SALES REVENUE

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003
RENTAL PROPERTY OPERATIONS
Rental and other property revenues	42.07%	39.85%	34.01%	44.49%	43.68%
Golf course operating revenues	2.41%	1.17%	0.63%	1.21%	2.31%

Total property operating revenues	44.48%	41.02%	34.64%	45.70%	45.99%
Property operating expenses	-15.25%	-14.36%	-12.25%	-16.05%	-16.07%
Golf course operating expenses	-1.84%	-1.83%	-1.55%	-2.23%	-2.07%

Total property operating expenses	-17.09%	-16.19%	-13.80%	-18.28%	-18.14%
Depreciation	-4.24%	-4.16%	-3.50%	-4.61%	-4.44%

Income from rental property operations	23.15%	20.67%	17.34%	22.80%	23.41%
SALES OPERATIONS
Home sales revenue	55.52%	58.98%	65.36%	54.30%	54.01%
Cost of home sales	-37.11%	-41.46%	-47.19%	-38.65%	-39.59%

Gross profit on home sales	18.40%	17.53%	18.17%	15.65%	14.42%
Commissions earned on brokered sales	1.11%	0.84%	0.80%	0.82%	0.86%
Commissions paid on brokered sales	-0.60%	-0.43%	-0.39%	-0.42%	-0.44%

Gross profit on brokered sales	0.51%	0.41%	0.41%	0.40%	0.42%
Selling and marketing expenses	-14.02%	-12.87%	-10.96%	-11.21%	-12.51%

Income (loss) from sales operations	4.89%	5.07%	7.62%	4.84%	2.32%
General and administrative expenses	-5.45%	-4.49%	-3.63%	-4.62%	-4.23%
Interest and other income	1.63%	0.18%	0.25%	1.05%	2.03%
Gain (loss) on sale of real estate	0.00%	0.00%	5.14%	0.00%	0.00%
Interest expense	-8.14%	-8.22%	-7.11%	-9.58%	-8.79%
Equity in income of unconsolidated real estate partnerships	0.00%	0.00%	0.00%	0.12%	0.14%

Income before minority interest in Operating Partnership	16.09%.	13.21%	19.60%.	14.61%	14.87%
Minority interest in Operating Partnership	-1.93%	-1.58%	-2.34%	-1.73%	-1.79%

Income from continuing operations	14.15%	11.64%	17.26%	12.89%	13.09%

DISCONTINUED OPERATIONS:
(Loss) Income from discontinued operations	0.05%	0.12%	-0.65%	0.12%	-0.49%

NET INCOME	14.20%	11.76%	16.61%	13.00%	12.60%

FFO/AFFO Per Common share/OP Uit

(unaudited)

[GRAPHIC]

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO FFO AND AFFO

(Amounts in thousands, except per share/OP unit amounts) (Unaudited)

	Three Months Ended March 31, 2004
	2004	2003
Net Income	$2,374	$1,841
Adjustments:
Minority interest in operating partnership	323	261
Real estate depreciation	709	649
Recovery of common stock escrowed to secure management contracts	—	(227)
(Gain) on sale of interest in unconsolidated real estate partnerships
Discontinued Operations
Real estate depreciation		2
Minority interest in operating partnership attributed to discontinued operations		(10)
Loss on sale of real estate		98
Depreciation from unconsolidated real estate partnerships		13

Funds From Operations (FFO)	3,407	2,627
Capital Replacements	(357)	(215)

Adjusted Funds from Operations (AFFO)	$3,050	$2,412

Weighted Average Common Shares/OP Units Outstanding:	8,246	7,878

Per Common Share and OP Unit:
FFO:	$0.41	$0.33
AFFO	$0.37	$0.31
Payout Ratio Per Common Share and OP Unit:
Gross Distribution Payout
FFO:	61.0%	75.8%
AFFO:	67.6%	80.6%

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

RECONCILIATION OF SAME SITE AND SAME STORE OPERATING RESULTS

FOR THE QUARTER ENDED MARCH 31, 2004

(in thousands)

		Three Months Ended March 31, 2004	Three Months Ended March 31, 2003	Change	% Change	Contribution to Same Store % Change(1)
Same site rental revenues		$6,466	$6,274	$192	3.1%	2.9%
Absorption rental revenues		384	18	366	2033.3%	5.5%
Same site golf revenues		403	335	68	20.3%	1.0%

Same store revenues	A	7,253	6,627	626	9.4%	9.4%

Mini-storage revenue		65	74	(9)	-12.2%
Acquisition property rental revenues		111	—	111
Other Income		7	18	(11)	-61.1%

Total property revenues	C	$7,436	$6,719	717	10.7%

Same site rental expenses		$1,978	$1,922	56	2.9%	2.5%
Absorption rental expenses		56	—	56	100.0%	2.5%
Same site golf expenses		308	303	5	1.7%	0.2%

Same store expenses	B	2,342	2,225	117	5.3%	5.3%

Mini-storage expenses		38	38	—	0.0%
Acquisition property expenses		80	—	80	100.0%
Expenses related to offsite management[2]		397	387	10	2.6%

Total property operating expenses	D	$2,857	$2,650	$207	7.8%

Same Store net operating income	A-B	$4,911	$4,402	$509	11.6%

Total net operating income	C-D	$4,579	$4,069	$510	12.5%

(1)	Contribution to Same Store % change is computed as the change in the individual component of same store revenue or expense divided by the total applicable same store base (revenue or expense) for the 2003 period. For example, same site rental revenue of $192 as compared to the total same store revenues in 2003 of $6,627 is a 2.9% increase ($192/$6,627=2.9%).

(2)	Expenses related to offsite management reflect portfolio property management costs not attributable to a specific property.

SAME STORE ANALYSIS

TRAILING FIVE QUARTERS

AMERICAN LAND LEASE, INC.

(unaudited)

[GRAPHIC]

AMERICAN LAND LEASE, INC. AND SUBSIDIARIES

NUMBER OF HOMESITES AND AVERAGE RENT BY COMMUNITY

AS OF MARCH 31, 2004

Community	Location	Operational Home Sites	Occupancy	Average Monthly Rent	RV Sites	Undeveloped Home Sites	Developed Home Sites	Year(s) First Developed
Owned
Blue Heron Pines	Punta Gorda, FL	268	100%	$362	—	65	56	1983/1999
Brentwood	Hudson, FL	109	95%	275	—	48	36	1984
Serendipity	Ft. Myers, FL	338	96%	318	—	—	—	1971/1974
Stonebrook	Homosassa, FL	151	100%	279	—	—	60	1987/1997
Sun Lake	Grand Island. FL	315	100%	316	—	—	77	1980
Sun Valley	Tarpon Springs, FL	261	98%	356	—	—	—	1972
Caribbean Cove	Orlando, FL	272	89%	347	—	—	13	1984
Forest View	Homosassa, FL	237	100%	282	—	—	67	1987/1997
Gulfstream Harbor	Orlando, FL	382	99%	382	—	50	0	1980
Gulfstream Harbor II	Orlando, FL	305	100%	376	—	37	2	1988
Lakeshore Villas	Tampa, FL	281	100%	390	—	—	—	1972
Park Royale	Pinellas Park, FL	283	96%	406	—	—	26	1971
Pleasant Living	Riverview, FL	245	97%	323	—	—	0	1979
Riverside GCC	Ruskin, FL	330	100%	478	—	568	39	1981
Royal Palm	Haines City, FL	257	98%	300	—	114	17	1971
Cypress Greens	Lakeland, FL	143	99%	231	—	—	118	1986
Savanna Club	Port St. Lucie, FL	638	100%	245	—	192	220	1999
Woodlands	Groveland, FL	130	100%	239	—	—	162

	Sub-total Florida	4,945				1,074	893
Blue Star	Apache Junction, AZ	22	73%	269	129	—	—	1955
Brentwood West	Mesa, AZ	350	94%	413	—	—	—	1972/1987
Casa Encanta	Mesa, AZ	—	0%	—	—	193	—	1970
Desert Harbor	Apache Junction, AZ	127	94%	357	—	—	79	1997
Fiesta Village	Mesa, AZ	170	77%	339	—	—	—	1962
La Casa Blanca	Apache Junction, AZ	198	88%	362	—	—	—	1993
Lost Dutchman	Apache Junction, AZ	166	93%	295	—	—	93	1971/1979/19
New Era	Tucson & Marana, AZ	16	81%	328	—	—	—	1998
Rancho Mirage	Apache Junction, AZ	312	92%	380	—	—	—	1994
Sun Valley	Apache Junction, AZ	268	95%	303	—		—	1984

	Sub-total Arizona	1,629				193	172
Mullica Woods	Egg Harbor City, NJ	90	100	462	—	—	—	1985

Total Communities	29	6,664	97%	$336	129	1,267	1,065

(1)	We define opertional home sites as those sites within our portfolio that have been leased to a tenant during our ownership of the community. Since our porfolio contains a large inventory of developed home sites that have not been occupied during our ownership, we have expressed occupancy as the number of occupied sites as a percentage of operational home sites. We believe this measure most accurately describes the performance of an individual property relative to prior periods and other properties within our portfolio. The occupancy of all developed sites was 81% across the entire portfolio. Including sites not yet developed, occupancy was 72% March 31. 2004.

Portfolio Summary

	Operational Home sites	Developed Home sites	Undeveloped Home sites	RV Sites	Total
As of December 31,2003	6,578	979	1,437	129	9,123
Properties developed	—	216	(216)	—	—
New lots purchased	—	2	—	—	2
Lots sold	(1)	—	—	—	(1)
New leases originated	89	(89)	—	—	—
Adjust for Site Plan Changes	(2)	(43)	45	—	—

As of March 31, 2004	6,664 (1)	1,065	1,266	129	9,124

(1)	As of March 31,2004, 6,433 of these operational home sites were occupied.

Occupancy Roll Forward

	Occupied Home sites	Operational Home sites	Occupancy
As of December 31,2003	6,349	6,578	96.5%
New home sales	91	89
Used home sales	11	—
Used homes acquired	(6)	—
Lots Sold	—	(1)
Homes constructed by others	2	—
Site Plan Changes	—	(2)
Homes removed from previously leased sites	(14)	—

As of March 31, 2004	6,433	6,664	96.5%

AMERICAN LAND LEASE, INC. AND SUBSIDIARIES

RETURN ON INVESTMENT FROM HOME SALES

(unaudited)

		Three Months Ended March 31, 2004	Three Months Ended March 31, 2003
Expansion sites leased during the year		89	90

Estimated first year annualized profit on leases originated during the year	A	$340	$277

Costs, including development costs of sites leased Home sales income (loss) attributable to sites leased		$4,348 733	$2,762 278

Total costs incurred to originate ground leases	B	$3,615	$2,484

Estimated first year annualized return on investment for leases originated during the year	A/B	9.4%	11.2%

For the three months ended March 31, 2004 and 2003, we estimate our profit or loss attributable to the sale of homes situated on expansion home sites as follows (in thousands):

	Three Months Ended March 31, 2004	Three Months Ended March 31, 2003
Reported income (loss) from sales operations	$818	$339
Used home sales and brokerage business income	(85)	(61)

Adjusted income (loss) for pro forma analysis	$733	$278

The reconciliation of our estimated first year return on investment in expansion home sites, a non-GAAP financial measure, to our return on investment in operational home sites in accordance with GAAP is shown below (in thousands):

		Total Portfolio for Year Ended December 31, 2003
Property income before depreciation [1]	A	$16,105
Total investment in operating home sites [1]	B	$201,660
Return on investment from earning home sites [1]	A/B	8.0%

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

KEY HOME SALES STATISTICS

	December 31, 2002	March 31, 2003	June 30, 2003	September 30, 2003	December 31, 2003	March 31, 2004	Qtr over Qtr Increase/ Decrease	Qtr over Qtr % Change
New home closings	90	98	88	125	103	91	(12)	-11.7%
New home contracts	87	171	105	86	76	168	92	121.1%
Home resales	19	14	11	9	7	12	5	71.4%
Brokered home sales	43	45	44	53	51	79	28	54.9%
New home contract backlog	95	145	165	102	89	164	75	84.3%
Average Selling Price	$82,000	$79,000	$85,000	$96,000	$95,000	$100,000	$5,000	5.3%
Average Gross Margin Percentage	24.5%	26.7%	28.8%	27.8%	29.7%	33.2%

American Land Lease

Unit Sold Trend by Quarter

[GRAPHIC]

AMERICAN LAND LEASE, INC. AND SUBSIDIARIES

DEVELOPMENT SUMMARY

Summary of 2004 Program

Community	Sites to be Developed	Projected Completion
Savanna Club:
Phase 7	216	Completed
Phase 8	195	6/04
Riverside Club:
Phase 4	148	5/04
Phase 5 &6	212	7/05
Phase 7	208	8/06
Royal Palm	114	8/04
Blue Heron Pines	80	10/04
Brentwood	48	6/04

Outlook and Forward Looking Statement

2004

(unaudited)

The Outlook information provided on this Supplemental Schedule contains information that is forward-looking, including, statements concerning projected 2004 results. These forward-looking statements are based on current expectations, estimates, and projections about the markets and the industry in which American Land Lease operates as well as management’s beliefs and assumptions. These forward-looking statements are also based on certain risks and uncertainties, including but not limited to general economic and business conditions; interest rate changes; financing and refinancing risks; risks inherent in owning real estate or debt secured by real estate; future development rate of home sites; competition; the availability of real estate assets at prices which meet our investment criteria; our ability to reduce expense levels, implement rent increases, use leverage and other risks set forth in our SEC filings. Readers should carefully review American Land Lease’s Annual Report on Form 10-K for the year ended December 31, 2003 and the other documents American Land Lease files from time to time with the Securities and Exchange Commission.

Full Year 2004 Projected
FFO	$1.40 to $1.60
AFFO	$1.28 to $1.44
Diluted EPS	$1.03 to $1.24
Same Store Sales
Revenue Growth	5.0% to 9.0%
Expense Growth	4.5% to 7.5%
NOI Growth	6.0% to 9.5%
Home Sales Operating Income	$2,000,000 to $3,250,000
General and Administrative Expenses	$3,200,000 to $3,700,000
Other Income	$210,000 to $280,000
Capital Replacements (per site)	$115 to $135
Depreciation	$2,900,000 to $3,200,000